Exhibit 10.2

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

UPS PARTNER API ACCESS AGREEMENT

General Terms

Version P092024-C

This UPS API Access Agreement (the “Agreement”) is by and between UPS Digital, Inc. (“UPS”), having a principal place of business at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, and the Developer (defined below) and shall be effective on the date Developer first accepted the terms and conditions of this Agreement by electronic checkbox or, if later, the date last signed by UPS or Developer in the signature box below (the “Effective Date”).

Each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date set forth below.

UNITED PARCEL SERVICE, INC.		DEVELOPER: PeriShip Global, LLC

By:	[***]	By:	/s/ Adam Stedham

Name:	[***]	Name:	Adam Stedham

Title:	Director, Channel Partnerships	Title:	CEO

Date:	7/29/2025	Date:	7/29/2025

UPS owns the UPS APIs and the Technical Documentation (both as defined below), and Developer desires to develop one or more Interfaces (as defined below) to the UPS APIs to facilitate access by Developer to the UPS Access Services (as defined below), at some point in the future;

Developer desires to license technology from an Authorized Vendor (as defined below) to use such solution(s) to, among other things, exchange information concerning UPS shipments with the Authorized Vendor and UPS on behalf of Shippers, including package manifest and tracking information.

UPS and Developer have entered in a Program Agreement (defined below) whereby Developer facilitates access to and UPS makes certain UPS Shipping Services available to Program Shippers upon the terms and conditions set forth therein;

Therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, UPS agrees to grant permission and its consent, and Developer agrees to accept such permission and consent, to (a) develop Interfaces to the UPS APIs, (b) access the UPS Access Services, and (c) use the UPS Information, all as limited and restricted herein and in strict accordance with the terms and conditions of this Agreement, including all exhibits and other documents referenced herein.

1.            Definitions. Defined terms used herein shall have the meanings ascribed to them below:

Account Information means information entered into an Application by (i) Developer, or (ii) a Shipper, and which relates to each such party’s UPS shipping activities, including such party’s UPS Shipper Number(s), UPS account IDs and passwords, and custom shipping instructions or business rules used to configure an Application to use UPS Shipping Services such as, without limitation, address information, service level selection, rates, fees, zones, commitments, and bundling criteria.

Affiliate means an entity that controls, is controlled by, or is under common control with a party to this Agreement.

API means application programming interface.

API Request means a request to the UPS APIs for information related to UPS Group package shipping, delivery, and related services transmitted through the Interface(s) (for Web Applications) or Authorized Vendor Products (for Plug-In Solutions).

API Shipping Information means all information provided by UPS in response to a Customer API Request. API Shipping Information constitutes Shipping Information.

Applicable Law means any applicable law (including Privacy Laws and those arising under common law), statute, regulation, rule, or any ruling of a court, other body of competent jurisdiction, reporting or licensing requirement, ordinance and other pronouncement having the effect of law of the United States, any foreign jurisdiction, or any domestic or foreign state, county, city, or other political subdivision, governmental, or regulatory authority that promulgated, interpreted, or enforced the same.

Application means a hosted application, platform, or solution of Developer that, among other functions and services Developer may make available therefrom, stores, uses, or processes UPS Information. For clarity, “Application” refers to the entire Developer application, platform, or solution described in the preceding sentence and not only those portions that process, use, or store UPS Information. For purposes of this Agreement, references to an “Application” include the Interfaces, even if the Interface functions as a separate resource linked to an Application.

Authorized Vendor means a third-party developer of Authorized Vendor Product that is authorized pursuant to a separate written agreement between such third-party developer and UPS to access the UPS APIs and exchange UPS Information on behalf of authorized shipping customers through such Authorized Vendor Product. All Authorized Vendors are set forth on Exhibit D hereto, which may be updated by Developer, with UPS’s written approval in each instance, from time to time.

Authorized Vendor Product means a third-party application and/or Engine that is (i) authorized to access the UPS APIs and exchange UPS Information on behalf of shipping customers, and (ii) integrated with an Application to enable Developer and its Shippers to exchange information with UPS concerning such Shippers’ UPS shipments, as set forth on set forth on Exhibit D hereto.

Claims has the meaning set forth in Section 15.

Comparisons has the meaning set forth in Section 4(c)(i).

Confidential Information means any data or information, other than Trade Secrets, that is of value to UPS and is not generally known to third parties or that UPS obtains from any third party and UPS treats as proprietary, whether or not owned by UPS. “Confidential Information” includes Security Elements and the terms of this Agreement, but it excludes Shipping Information and Account Information. “Confidential Information” does not include information that Developer can document was: (i) known by Developer at the time of receipt from UPS or a Shipper and not subject to any other nondisclosure agreement between the parties; (ii) as of the Effective Date, or has since become, generally known to the public through no fault or action of Developer; (iii) otherwise lawfully and independently developed by Developer without reference to Confidential Information of UPS; or (iv) lawfully acquired by Developer from a third party without any obligation of confidentiality.

Developer Location means the applicable jurisdiction of Developer’s establishment, as indicated on its UPS Developer Profile.

Developer Representatives has the meaning set forth in Section 8.

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Developer Security Elements has the meaning set forth in Section 2(c)(iii)(A).

Developer Shipping Cycle means the following activities undertaken in connection with Developer’s use of UPS Shipping Services for Developer’s Internal Purposes: (i) rating, manifesting, tendering, tracking, and receiving of packages in need of, or actually shipped using, UPS Shipping Services; and (ii) instructing a supplier to ship for the Developer’s benefit.

Effective Date has the meaning set forth in the Recitals.

Engine means an Application, Interface, or both, that functions without a user interface, i.e., as part of an overall or larger solution that provides access to the UPS Access Service.

Fees has the meaning set forth in Section 7.

Hosting Provider means an established and industry-recognized commercial third-party service provider that has contracted with Developer to host the Application at the third-party service provider’s location in the Permitted Territory. A Hosting Provider may not be any UPS Competitor.

Impacted Pages means all user-facing pages or screens of the Application that display UPS Information.

Interfaces means routines developed by Developer that exchange information with the UPS APIs. An Interface may be part of an Application or a resource linked to an Application, and it may incorporate Software.

Integration Requirements means those requirements set forth on Appendix 1.

Internal Purposes means a Person’s use within its own business, related to shipments of goods and products (i) sold by such Person to its customers or (ii) shipped to such Person, and for both (i) and (ii) tendered to UPS or its Affiliates for delivery. For clarity, Internal Purposes does not include the resale, distribution, redistribution, or granting of access to the UPS Materials to third parties, use of UPS Materials or Security Elements when performing services for the benefit of a third party, or use of UPS Materials or Security Elements to provide transportation or logistics services to a third party.

Notices has the meaning set forth in Section 17(j).

Permitted Territory means all countries and territories in which UPS provides pick-up and delivery service.

Person means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or other legal entity.

Personal Data means any information in any form (including without limitation documents, computer files, audiovisual recordings or livestreams, recordings of individuals on movie capturing devices, or any other form of information) that identifies or can be used to identify a natural person or household, directly or indirectly. Personal Data includes “personal data” as defined in the Regulation (EU) 2016/679 of the European Parliament and of the Counsel of 27 April 2016 and includes ‘personal data,’ ‘personal information,’ ‘personally identifiable information,’ and similar terms as used in any law.

Plug-In Application means an Application that is designed to be integrated with an Authorized Vendor Product (including, without limitation any portion thereof that constitutes an Engine) to access the UPS Access Services.

Plug-In Solution means the overall technology solution made available to Program Shippers for manifesting and tracking Program Shipments that includes the Plug-In Application, as integrated with the corresponding Authorized Vendor Product.

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Privacy Laws means (i) all applicable international, federal, state, provincial and local laws, rules, regulations, directives, and governmental requirements relating in any way to the privacy, confidentiality, or security of Personal Data; and (ii) all applicable provisions of Developer’s privacy policies, statements, or notices.

Program Agreement means the UPS Digital Channel Partner Agreement or similar partner program agreement entered into between Developer and a member of the UPS Group.

Program Rates has the meaning set forth in the Program Agreement.

Program Registration means the registration process required by UPS to access the UPS Shipping Services through an Application as described in the Integration Requirements and the Technical Documentation, including without limitation, the issuing of Shipper Security Elements to such Shipper.

Program Shipments means UPS shipments shipped using the Program Shipping Services and through an Application or Plug-In Solution.

Program Shipper means a Shipper domiciled in the Program Territory and who has completed Program Registration consistently with the requirements of this Agreement to avail itself of the Program Shipping Services.

Program Shipping Services has the meaning set forth in the Program Agreement.

Program Territory has the meaning set forth in the Program Agreement.

Security Elements means Developer Security Elements and Shipper Security Elements.

Shipper means any Person that is not Developer and is authorized to use an Application to, among other things, access UPS Shipping Services and related Shipping Information consistent with the restrictions set forth in this Agreement. In no event may a Shipper be (i) a Person prohibited from receiving UPS Materials pursuant to Sections 11 (General Compliance) and 12(b)(i); or (ii) a UPS Competitor. Shippers include Program Shippers.

Shipper Security Elements has the meaning set forth in Section 2(c)(iii)(B).

Shipper Shipping Cycle means the following activities undertaken in connection with a Shipper’s use of UPS Shipping Services for such Shipper’s Internal Purposes: (i) rating, manifesting, tendering, tracking, and receiving of packages in need of, or actually shipped using, UPS Shipping Services; and (ii) instructing a supplier or Shipper customer (e.g., merchandise return) to ship for the Shipper’s benefit.

Shipping Information means information relating to UPS Group package shipping, delivery, and related services that is (i) not Account Information; and (ii) provided by UPS in response to an API Request (including, without limitation, information provided by UPS through an Authorized Vendor Product).

Software means any computer code provided by UPS in object code format through the UPS Developer Portal, including the functionality listed as “Software” under Exhibit A. In some cases, Software may operate as an interface and by itself exchange information with the UPS APIs, in which cases such Software shall be deemed an “Interface” under this Agreement.

Technical Documentation means the technical descriptions and instructions for (i) creating Interfaces to the UPS APIs; (ii) using or incorporating any Software into an Interface; and (iii) registering Shippers for UPS Shipping Services. The Technical Documentation includes any Updates thereto and is hereby incorporated into this Agreement by this reference.

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Trade Secret means any information of UPS (which shall be deemed to include its associated companies) which is not commonly known by or available to the public, which (i) derives economic value, whether actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and shall specifically include, without limitation, the Technical Documentation.

Update(s) means error corrections, modifications, updates, enhancements, or revisions to the UPS Materials.

UPS has the meaning set forth in the Recitals.

UPS Access Service means the hosted information services accessed using API Requests.

UPS APIs means the APIs listed on Exhibit A, or otherwise made available to Developer through the UPS Developer Portal, that accept and process queries for information.

UPS Brand Guidelines has the meaning set forth in Section 10(b).

UPS Competitor means any of the following: (i) FedEx Corporation, Deutsche Post AG, TNT Holding B.V, Amazon, Inc., or any other provider of shipping transportation or logistics services, including any national postal service (e.g., United States Postal Service), (ii) any Affiliate of an entity identified in section (i) of this definition, or (iii) any provider of supply chain visibility, audit, and/or optimization solutions or services.

UPS Developer Portal means the UPS developer portal website found at www.developer.ups.com, or its successor site through which UPS makes available, subject to the terms and conditions of this Agreement, certain UPS Materials.

UPS Developer Profile means the UPS.com account used to access the UPS Developer Portal under this Agreement.

UPS Group means UPS and its Affiliates.

UPS Indemnitees means the UPS Group and its officers, employees, agents, and contractors.

UPS Information means Shipping Information and Account Information.

UPS Marks has the meaning set forth in Section 10(b).

UPS Materials means the UPS APIs and any other functionality listed on Exhibit A or made available through the UPS APIs, the Technical Documentation, the Software, the UPS Systems, and UPS Information, collectively.

UPS Shipper Number means a shipping and/or billing account number issued by UPS.

UPS Shipper Profile means the UPS.com account or Developer Application account associated with a given Shipper.

UPS Shipping Services means package and shipping services, including the labeling, rating, routing, recording, and tracking of shipments tendered to the UPS Group for delivery, and includes the UPS Program Shipping Services.

UPS Systems means the UPS-owned or -controlled computer and network systems. The UPS Systems include the UPS APIs.

UPS Terms has the meaning set forth in the Integration Requirements.

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Web Application means an Application that is not a Plug-In Application.

2.           UPS APIs.

a.       License to the Technical Documentation and Software. During the Term, and subject to Developer’s compliance with this Agreement, UPS hereby grants a limited, revocable, non-exclusive, non-assignable, non-transferable license to Developer to use the Technical Documentation and Software for the sole purpose of developing and testing the Interfaces and integrating the Interfaces with the Application pursuant to the instructions and restrictions in the Technical Documentation. All uses not explicitly permitted herein are explicitly excluded.

b.       Right to Access the UPS APIs. During the Term, and subject to Developer’s compliance with this Agreement, including the payment of all Fees charged by UPS or a member of the UPS Group for the UPS Access Services as set forth herein, UPS hereby permits and consents, on a limited, revocable, non-exclusive, non-assignable, non-transferable basis, to Developer:

i.       testing from the Permitted Territory the functionality and compatibility with the UPS Systems of each Interface and/or Plug-In Solution; and

ii.       using the Interfaces and/or Plug-In Solution to send API Requests from the Permitted Territory in commercial production.

c.       Access Conditions. Notwithstanding anything to the contrary herein, the following conditions on the access rights granted hereunder apply:

i.       Required API(s). Developer shall, prior to using any Application or Plug-In Solution in commercial production to make API Requests for Shipping Information, ensure that each such Application or Plug-In Solution integrates the UPS APIs listed on Exhibit A under “Required APIs” in accordance with the corresponding Technical Documentation. This requirement does not apply to any Software that operates as an Interface and for which the Technical Documentation indicates that Security Elements are issued by UPS through the Software; all such Security Elements are deemed “Developer Security Elements” under this Agreement.

ii.       Impact on UPS Systems. Developer will not, and will ensure that Shippers and Hosting Providers do not, use the Interfaces or use or access the UPS Systems in any way which, in UPS’s reasonable judgment, adversely affects the performance or function of the UPS Systems, interferes with the ability of authorized Persons to access the UPS Systems, or constitutes an act of unfair competition in violation of Applicable Law. Without limiting the generality of the foregoing, Developer shall not associate, input, or upload to the UPS Systems (A) any virus, Trojan horse, worm, time bomb, malicious logic, trap or back door, or computer programming routine, device, or other feature, that is intended to delete, disable, damage, interfere with, intercept, expropriate, or provide unauthorized access to the UPS Systems, or any other software, program, data, device, system, or service; or (B) any materials that infringe the intellectual property rights of a third party.

iii.       Use of Security Elements. Developer will not, and will ensure that each Application and Plug-In Solution will not, use any Security Elements for any purpose other than as specified in the Technical Documentation and herein. Developer may not disclose any Security Elements to any third-party Person. Developer’s right to access the UPS Materials or any Security Elements terminates automatically upon the cancellation or disabling of its UPS Developer Profile or such Security Elements, respectively. UPS may disable any Security Elements at any time in its sole discretion.

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A.       Developer shall use the security elements issued by UPS and associated with its UPS Developer Profile and Application(s) (“Developer Security Elements”) solely in connection with (i) the development and testing of the Interfaces and Plug-In Solution; (ii) API Requests in connection with the Developer Shipping Cycle; (iii) the provision of Developer’s Account Information to the UPS Group; and (iv) as required to issue Shipper Security Elements. Developer shall associate the Developer Security Elements with all API Requests submitted to support the Developer Shipping Cycle. For clarity, except as required to issue Shipper Security Elements and as set forth below in Section 2(c)(iii)(C), in no instance may Developer use the Developer Security Elements or any Developer Account Information, to initiate shipments for any Person other than Developer or its Affiliates for their own Internal Purposes. For clarity, the foregoing does not prohibit Developer from making Program Shipping Services available to Program Shippers consistently with the requirements of this Agreement and the Program Agreement.

B.       Developer shall use the security elements issued by UPS and associated with an Application or Plug-In Solution and a given Program Shipper’s UPS Shipper Profile (“Shipper Security Elements”) solely in connection with (i) API Requests associated with the corresponding Shipper Shipping Cycle; and (ii) the provision of Shipper’s Account Information to the UPS Group (whether directly through a Web Application or indirectly through a Plug-In Solution). Developer shall associate the applicable Shipper Security Elements with all API Requests submitted to support the corresponding Shipper Shipping Cycle. Developer shall not disclose or make available to a Program Shipper or any other third party its Shipper Security Elements.

C.       Notwithstanding anything to the contrary in this Agreement, Developer is authorized to use Developer’s Account Information as the “bill to” or “third-party bill” criteria to initiate shipments on behalf of Program Shippers consistently with the requirements of the parties’ Program Agreement and (i) solely in response to a Program Shipper’s request made through an Application for Program Shipping Services; and (iii) where such Program Shipper is shipping such package for its Internal Purposes. Developer shall not permit any Person that is not a Program Shipper to manifest shipments with UPS through a Plug-In Solution or Web Application. Without limiting any other requirements set forth in this Agreement, Developer will ensure the Interfaces (for any Web Application) and the relevant Authorized Vendor Product (all Plug-In Solutions) associates, API Requests with the corresponding UPS Shipper Number assigned by UPS to such Program Shipper.

D.       DEVELOPER SHALL BE SOLELY AND EXCLUSIVELY RESPONSIBLE FOR AND, AT ITS SOLE COST AND EXPENSE INDEMNIFY AND HOLD HARMLESS THE UPS INDEMNITEES FOR, ANY AND ALL DAMAGES INCURRED OR SUFFERED BY THE UPS INDEMNITEES ARISING OUT OF OR IN CONNECTION WITH ANY USE OF OR ACCESS TO UPS MATERIALS BY ANY PERSON THAT GAINS ACCESS THROUGH ANY ACT OR OMISSION OF THE DEVELOPER TO THE UPS MATERIALS THROUGH USE OF THE UPS DEVELOPER PROFILE, DEVELOPER SECURITY ELEMENTS OR SHIPPER SECURITY ELEMENTS, INCLUDING WITHOUT LIMITATION ANY DIRECT OR INDIRECT USE OR ACCESS, WHETHER OR NOT AUTHORIZED BY DEVELOPER; PROVIDED THAT THE FOREGOING OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SHALL NOT APPLY TO ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE , RECKLESSNESS, WILLFUL MISCONDUCT OF UPS.

iv.       Requests for Shipping Information. Developer shall ensure that the Interfaces and Plug-In Solution will only transmit API Requests associated with actual Program Shipments or packages in need of shipment under the Program Shipping Services by or on behalf a Program Shipper.

v.       Limits on Quantity of API Requests. Developer shall ensure that the Interfaces and Plug-In Solution do not submit more API Requests than are permitted in the corresponding Technical Documentation, and in no event shall more than a reasonable number of API Requests be submitted for substantially the same Shipping Information in any given twenty-four-hour period.

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vi.       Support and Maintenance of Applications. Developer will, at its sole expense, provide all maintenance and support for the Interfaces (including any incorporated Software) and Applications. Developer shall promptly notify UPS of any defects or malfunctions in the UPS Materials of which it learns from any source.

vii.       No Reverse Engineering. Developer will not, and will not enable or permit Developer Representatives, Shippers, Hosting Providers, or other third parties to, translate, decompile, reverse engineer, disassemble, attempt to derive the source code of, decrypt, modify, create derivative works of, or carry out any act otherwise restricted by copyright or other intellectual property rights in the Software or any part thereof (except and only to the extent permitted under Applicable Law).

viii.       Access Conditions Specific to Certain UPS APIs. Notwithstanding anything to the contrary herein, the access rights granted herein to the UPS APIs are further conditioned or restricted as set forth on Exhibit A, which UPS may update from time to time upon notice to Developer. Developer acknowledges and agrees that continued submission of API Requests after an update to Exhibit A constitutes Developer’s acceptance of such updated terms corresponding to the UPS APIs to which Developer submitted such API Requests.

ix.       Location-Based Restrictions. Developer acknowledges that (i) UPS may, in its sole discretion, prevent access to UPS Systems by Persons located outside the Permitted Territory; and (ii) not all UPS Access Services are available in all jurisdictions of the Permitted Territory. The jurisdictions in which each of the UPS APIs will return results are available in the Technical Documentation, which may be updated by UPS from time to time in its sole discretion.

d.       Subcontractors. Without limiting the generality of Section 3(c) (No Engines or Private Labeling), Developer may permit its subcontractors to access and use the UPS Materials and Developer Security Elements solely as necessary to undertake the activities contemplated and permitted under this Agreement, provided that Developer shall ensure all such subcontractors’ compliance with the terms set forth in this Agreement. Developer shall be liable for all use of UPS Materials and Developer Security Elements by its subcontractors, whether or not authorized by Developer, as if such uses were undertaken by Developer.

e.       Reasonable Assistance. UPS agrees to provide Developer with assistance relating to its integration and/or use of the APIs, as reasonably requested from time to time and at times reasonably agreed upon by UPS.

3.            Shipper Access and Hosting; Conditions and Restrictions. The following conditions and restrictions apply in addition to those set forth in Section 2(c) above:

a.       Shipper Access. Subject to Developer’s compliance with Section 3(b) (Hosting) below, Developer may make an Application or Plug-In Solution available to Program Shippers by hosting, provided that Developer may only permit Program Shippers to initiate API Requests after (i) completing the testing process and receiving written approval from UPS in accordance with Section 5 (Testing, Audit, and Compliance), (ii) UPS has assigned Shipper Security Elements to such Program Shipper, consistently with the requirements set forth in Section 2(c)(iii) (Use of Security Elements); and (iii) for each such Program Shipper, completing Program Registration for such Program Shipper.

b.       Hosting. Developer may make Applications and Plug-In Solutions available to Program Shippers (for their own Internal Purposes) by hosting with such hosting performed by Developer, a Shipper, or a third-party Hosting Provider; provided that Developer shall, and shall ensure each Shipper and any Hosting Provider shall:

i.       strictly comply with the access conditions and UPS Information use, display, and retention restrictions set forth in Sections 2-4 of this Agreement;

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ii.       strictly comply with all Applicable Law, including all Privacy Laws, in connection with such hosting activities;

iii.       ensure all Applications, Plug-In Solutions, and Interface(s) are hosted at a location in the Permitted Territory; and

iv.       ensure that all API Requests are initiated from the Permitted Territory.

c.       No Engines or Private Labeling. Except for Plug-In Applications, each Application and Interface must not be intended to integrate with, use, or function as (A) a module or Engine for a larger product or (B) part of any set of development tools. Except for Plug-In Applications, Developer shall not allow a Program Shipper or other third party to integrate any Interface or Application into or with another product that is then made available to others by any method, including hosting. Developer shall not permit or enable private label versions of any Interface or Application or otherwise operate, distribute, or license the operation of any Interface or Application under any brand or trade name other than those owned by Developer.

d.       No Separate Fee or Charge. Developer will not, and will ensure that Hosting Providers and Authorized Vendors do not, charge any Shipper or other Person any separately-identified fee or other charge (e.g., transaction-based charges) to access or use the UPS Materials provided hereunder. For purposes of clarification only, when licensing or authorizing use of an Application to Shippers, Developer may charge professional services fees to install or integrate the Application into a Shipper’s existing environment.

e.       UPS Partner Materials; Use in Production. If Developer has received an invitation from UPS to develop an Interface or Application (or portion thereof) using UPS Materials not publicly available in the Developer Portal (“UPS Partner Materials”), in no event is Developer permitted to use in commercial production any portion of the Application that uses the UPS Partner Materials without the prior written approval of UPS consistently with the requirements of Section 5 (Testing, Audit, and Compliance).

f.       No Third Party Distributors. Except for the availability of a Plug-In Application within an Authorized Vendor Product, Developer shall not make any Interface or Application incorporating or linking to an Interface available to Shippers or other third parties through any third-party distribution (physical or by hosting) or reseller channel without UPS’s express written consent in each instance.

4.           Use of UPS Information. Developer shall, and shall ensure its Hosting Providers and Authorized Vendors shall, only collect, use, display, process, disclose, or retain UPS Information within the Application as set forth herein. All other uses are strictly prohibited. For clarity, the parties recognize that Developer, Program Shippers, Authorized Vendors, and their Hosting Providers may hold or process separate copies of certain information that such parties submit to the UPS Systems in connection with receiving UPS Access Services, UPS Shipping Services, or both; the restrictions set forth below do not apply to any such information or any other information that is not UPS Information.

a.       Use to Support the Shipping Cycles.

i.       Developer may use, process, and copy UPS Information solely as necessary for the Applications to provide the services that support: (1) Developer in the Developer Shipping Cycle; and (2) the applicable Program Shipper in the Shipper Shipping Cycle. This authorization includes use of (A) Developer Account Information to manifest (a) UPS shipments by Developer for its own Internal Purposes and (b) to direct all billing for charges incurred in connection with Program Shipments to be invoiced to Developer, and (B) a given Program Shipper’s Account Information to manifest Program Shipments for such Shipper’s own Internal Purposes. However, other than as set forth in the preceding sentence, it expressly excludes utilizing Developer Account Information to enable the provision of any UPS Services to any Shipper or other third party.

ii.       For clarity, each of the Developer Shipping Cycle and the Shipper Shipping Cycle includes using UPS Information: (A) to establish delivery dates, (B) to provide shipment pickup, drop off, and delivery information to its customers, (C) in the operation of its support service centers for the benefit of its customers, (D) to make payments of UPS invoices, and (E) to respond to billing inquiries from its customers.

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iii.       Developer shall not combine UPS Information with any other data in a manner that would enable use of such UPS Information in a manner not explicitly authorized hereunder.

b.       Distribution of UPS Information. Except as may be required by Applicable Law, Developer shall not distribute Account Information to any Person other than the Authorized Vendor (where its Authorized Vendor Product is incorporated into a corresponding Plug-In Solution used by a Program Shipper), Developer, or Program Shipper associated with such Account Information. Developer may distribute, or authorize the Authorized Vendor to distribute, Shipping Information only to:

i.       the Program Shipper associated with such Shipping Information; or

ii.       a Person that has a bona fide interest in the shipment associated with such Shipping Information (e.g., Program Shipper customer support personnel, consignee, or third-party payor), where such Shipping Information (1) was obtained from the UPS® Tracking API, (2) is a UPS 1Z number assigned to a shipment and obtained from the UPS® Shipping API, or (3) was obtained from the UPS® Time in Transit API, and (1)-(3) are disclosed as directed by:

A.       Developer, if in connection with the Developer Shipping Cycle; or

B.       the Program Shipper associated with such Shipping Information, if in connection with the Shipper Shipping Cycle.

c.       Display of UPS Information. Developer covenants the following:

i.       Comparisons. The Application may present comparisons of UPS Shipping Services against the services of other carriers (“Comparisons”) on Impacted Pages; provided that, (i) the Application will not generate any Developer-established rules-based Comparisons (i.e., pre-configured by Developer and not configured by the relevant Shipper) other than Comparisons based on service feature or time-in-transit.

ii.       No Preference. Impacted Pages of an Application will not, directly or indirectly, promote over the UPS Shipping Services any offer of shipping services by any third-party carrier.

iii.       Display of Results.

A.       All UPS Shipping Services. Developer shall ensure each Application presents all UPS Shipping Service levels (e.g., Next Day Air® and UPS Ground®) that are available in the shipment country of origin for the corresponding Shipper and correspond to the request for shipping services made by such Shipper. For clarity, Developer shall ensure that the Application will only display UPS Program Shipping Services for proposed shipments where the Program Shipper is located, and the proposed shipment originates, in a jurisdiction of the Program Territory.

B.       Confidentiality of Rates. Notwithstanding the other requirements of Section 4 of this Agreement, Developer will ensure that each Application presents to Program Shippers, shipping rates for Program Shipping Services consistently with the requirements and restrictions of the parties’ Program Agreement. Consistent with the foregoing, Developer must not display or present any rates for Program Shipping Services to Program Shippers as a separately-identified “UPS” or “transportation” charge or line item, i.e., the portion of Developer’s overall service charges that comprise UPS shipping costs incurred by Developer for Program Shipments.

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C.       Estimated Delivery Notices. The Applications may present to Program Shippers estimated delivery notices consistent with the Shipping Information generated by UPS. However, the Applications shall not provide, within the Application or through any notices generated by the Application or Developer, estimated delivery dates for UPS Shipping Services based on Developer’s or a third party’s own calculation or analytics.

d.       Prohibited Uses. All uses of UPS Information not explicitly permitted under this Agreement are strictly prohibited. Without limiting the generality of the foregoing:

i.       Developer shall ensure that each Application, and any other product or service provided or developed by Developer, does not use UPS Information in any manner to itself calculate estimated delivery dates or determine other shipment status events for UPS Shipping Services. For clarity, this paragraph does not restrict the display of UPS Information on Impacted Pages consistent with the requirements of Section 4(c) (Display of UPS Information).

ii.       The rights to use UPS Information do not include the right for Developer to, or to authorize any Hosting Provider or other Person (through manual or automated means) to: (A) aggregate UPS Information for multiple Shippers for any purpose; (B) use UPS Information to develop services or products other than the Application and its services; (C) use UPS Information to assist, directly or indirectly, in service or rate negotiations with any member of the UPS Group; (D) perform service or financial performance analytics regarding UPS Shipping Services (e.g., a post-delivery “dashboard” or “control tower”, audit, or the calculation of adjustments and refunds against UPS fees, or reconciliation of invoices for UPS Shipping Services); or (E) generate comparisons of UPS Shipping Services or financial performance with the services or financial performance of other carriers. The foregoing does not provide an exhaustive list of prohibited uses, but only examples thereof.

iii.       Developer shall not combine UPS Information with any other data, such as combining UPS Information associated with one Shipper with UPS Information associated with another Shipper. Developer also shall not use the UPS Information or the UPS Access Service for machine learning purposes or to compile or create any database based on data or information made available through the UPS Access Service.

e.       Deletion, Storage, and Retention Requirements: Developer shall, and shall ensure that any Hosting Provider or Authorized Vendor engaged by Developer shall:

i.       Store Shipping Information obtained from the UPS® Time in Transit API for no longer than: (A) [***] days from the date of the API Request for such Shipping Information by Developer or the Shipper to which the Shipping Information relates and where the applicable shipping service level includes a guaranteed service refund (as described in the UPS Rate and Service Guide); or (B) [***] days from the API Request for Shipping Information by Developer or the Shipper to which the Shipping Information relates where the applicable service level does not include a guaranteed service refund.

ii.       Store Shipping Information obtained from any UPS API other than the UPS® Time in Transit API for no longer than nine (9) months after the API Request for such Shipping Information by Developer or the Shipper to which the Shipping Information relates. Notwithstanding the foregoing, Developer may retain and use the Shipping Information described in the preceding sentence for up to three (3) years solely for Developer’s audit and legal or regulatory Internal Purposes.

iii.       Irrevocably destroy all copies of UPS Information associated with a Shipper within five (5) business days of the earliest of: (A) such Shipper’s request for deletion of the same in the relevant Application; (B) such Shipper is no longer authorized by Developer to access the relevant Application; (C) such Shipper has not requested UPS Shipping Services through the relevant Application for one (1) year; or (D) such Shipper’s Shipper Security Elements are disabled or non-functioning. Notwithstanding the foregoing, if Developer or its Hosting Provider is required by Applicable Law to retain any such UPS Information for a longer period, Developer will, and will ensure that such Hosting Provider will, carry out such destruction within five (5) business days from the expiration of such required period.

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iv.       Implement and maintain, consistent with Applicable Law, appropriate technical, physical, and organizational measures to protect UPS Information (including any Personal Data) processed by the Application(s) against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure, or access.

5.            Testing, Audit, and Compliance.

a.       UPS Access. Developer will, at any time during the Term and upon UPS’s reasonable request, provide UPS or its representatives with: (i) access, at no charge, to its Interfaces, Applications, and Plug-In Solutions, including all Impacted Pages; and (ii) access to all books and records associated with this Agreement to ensure Developer’s compliance with the applicable Technical Documentation and this Agreement, provided that any of the foregoing access shall be at times reasonably agreed upon in advance by Developer, in a manner not to unreasonably interfere with Developer or its business or of that of a third party, and, provided further, that any information received or viewed by UPS shall be considered confidential information subject to the confidentiality provisions of this Agreement.

b.       Testing. Developer shall submit its Interfaces, Applications, and Plug-In Solutions to UPS or its designee for testing and approval of the same by UPS or such designee. Developer shall pay the then-applicable testing fees and reasonably comply with all instructions of UPS or its designee’s testing personnel and provide UPS or its designee access to any relevant portions of the Plug-In Solution, Application or Interface for the purpose of determining compatibility with the requirements set forth in this Agreement and the Technical Documentation, including the UPS Systems. If, after an Application or Plug-In Solution is approved by UPS in accordance with this Section, UPS or its designee determines that any portion thereof is not compatible with the parties’ contractual obligations, UPS Systems, Integration Requirements, or the Technical Documentation, or Developer’s use of UPS Information does not comply with the requirements set forth herein, Developer shall make all changes requested by UPS or its designee, and, if required by UPS, submit its Plug-In Solution, Application(s), Interface, or both for testing at Developer’s expense. Developer shall not make any Plug-In Solution, Application, or UPS Information available to any Shippers in commercial production until it has received written approval by UPS or its designee. The requirements of this section shall apply to (a) any new or modified version of any Plug-In Solution, Application, or Interfaces that undergo a material change in functionality, operation, or use of UPS Information; and (b) any changes to Impacted Pages, including without limitation Program Registration.

c.       Compliance with UPS Materials and Instructions. UPS may terminate, Update, alter, or supplement any or all of the UPS Materials and UPS Information available from the UPS Systems at any time. Developer shall ensure each Interface and Application complies with the requirements of all Updates to the UPS Materials (including to the Technical Documentation) within the stated timeframe communicated by UPS, or if no timeframe is so communicated, no later than six (6) months from the release of such Update. Developer consents to the receipt of all communications related to Updates and its use of the UPS Materials hereunder. Notwithstanding anything to the contrary herein, UPS may in its sole discretion request that Developer prevent access to and use of the Interfaces, any Authorized Vendor Product, and any Impacted Pages. Developer shall timely comply with any such request by UPS until UPS has (x) rescinded such request, and (y) provided Developer a written statement that such Interface(s) and/or Impacted Pages are compatible with the UPS Systems and comply with the requirements of this Agreement (including the Integration Requirements) and the Technical Documentation.

d.       Developer Cooperation. Developer will fully cooperate with UPS to monitor and ensure each Authorized Vendor’s, Hosting Provider’s and Shipper’s compliance with the restrictions set forth herein. In the event that Developer becomes aware of any infringement or unauthorized use of the UPS Materials or Security Elements by any Person, Developer will promptly notify UPS in writing of such activity and reasonably cooperate with UPS in the investigation of the unauthorized activity and the enforcement of UPS’s rights to the UPS Materials.

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6.            Ownership. Developer hereby acknowledges that the UPS Materials and the Security Elements are the sole property of UPS, its Affiliates, or its or their third-party licensors and that Developer has not acquired any ownership interest in the UPS Materials and will not acquire any ownership interest in the UPS Materials by reason of this Agreement. Other than as relates to the Technical Documentation and the Software, this Agreement does not constitute a license and only conveys limited, revocable, non-exclusive, and non-transferable rights to use the UPS Materials and the Security Elements in accordance with this Agreement. Developer shall not assign, copy, sell, lend, give, redistribute, resell, lease, license, market, transfer, disclose, or otherwise make the UPS Materials or Security Elements available in any manner to any third party except as expressly permitted under this Agreement, without the prior written consent of UPS.

7.            Fees.

a.       Fee Schedule and Invoicing. Developer shall, in consideration of the license, permissions, and consents granted by UPS herein, pay all fees for Developer’s use (whether in connection with the Developer Shipping Cycle or Shipper Shipping Cycle) of the UPS Access Services as set forth on the corresponding invoice(s) (“Fees”). UPS may delegate a member of the UPS Group to invoice Developer for and collect such Fees and Taxes (defined below) on behalf of UPS. Unless otherwise agreed by the parties in writing, all Fees shall be charged in accordance with the rates set forth on the UPS Developer Portal (https://developer.ups.com/pricing or its successor link, provided here for convenience only) at the time the API Requests using the applicable UPS API take place, which rates are incorporated herein by this reference. Unless otherwise determined by UPS (or its designated Affiliate), all Fees shall be invoiced and paid in United States dollars, and all references to monetary amounts herein or on the UPS Developer Portal are to United States dollars, unless payment in local currency is required by Applicable Law.

b.       Waived Fees. Developer acknowledges that UPS may, for a time period to be determined in UPS’s sole and exclusive discretion, waive charges for the UPS Access Services. UPS reserves the right to (i) assess Fees for the UPS Access Services at any time and in its sole discretion by providing sixty (60) days’ Notice to Developer, and (ii) restrict use of the UPS Access Services unless and until Developer provides required payment information to support the same. Consistent with the foregoing, unless and until advised by UPS as described in this paragraph, the Fees for use of the [***] are waived.

c.       Changes to Fees. UPS may alter (or impose new) rates applicable to use of the UPS Access Services in at any time in its sole discretion by providing sixty (60) days’ notice of updated the rates in writing or by posting such updated rates on the UPS Developer Portal. Developer acknowledges and agrees that its continued use of the UPS Access Services after UPS posts new or updated rates for such UPS Access Services constitutes its acceptance of the corresponding Fees charged by UPS or its Affiliate(s). Alternatively, Developer may terminate this Agreement without penalty within thirty (30) days of UPS posting the new or updated rates if it objects to such new or updated rates.

d.       Taxes. In connection with any applicable Fees, UPS may charge, and Developer will pay, all applicable national, state, or local sales or use taxes, all duties, goods and services taxes, and value added taxes, or similar types of transaction taxes that UPS is legally obligated to charge (collectively, “Taxes”). Developer may provide UPS an exemption certificate or equivalent information acceptable to the relevant taxing authority, in which case UPS will not collect the Taxes covered by such certificate. Developer agrees to indemnify and hold harmless UPS from any Taxes that are later determined to be due on any such transaction initially believed to be covered by an exemption certificate provided by Developer but found by the relevant taxing authority to be invalid or from any other Taxes that UPS is otherwise required to pay for which Developer is legally responsible. UPS is responsible for all income or profit taxes (including interest and penalties) arising from the provision of the UPS Access Services under this Agreement.

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8.           Confidentiality. Except as required by Applicable Law, Developer will not use (other than as permitted under this Agreement), disclose, or permit any Person to access any Confidential Information or Trade Secrets during the Term and for a period of five (5) years thereafter, and in the case of Trade Secrets, for so long as they remain so protected under Applicable Law. Developer may use and disclose Confidential Information and Trade Secrets only to its employees, contractors, agents, and consultants (“Developer Representatives”) who need to know such information for the purposes of Developer undertaking the activities contemplated by, and performing its obligations under, this Agreement. Developer shall (i) ensure that such Developer Representatives comply in all respects with this Section 8, and (ii) remain directly liable for any action or inaction by any Developer Representative to the same extent as if such action or inaction had been performed by Developer.

9.           Term and Termination.

a.       Term. This Agreement shall commence on the Effective Date and shall continue in effect unless earlier terminated in accordance with this Section 9 (the “Term”); provided however, this Agreement will automatically terminate upon Developer terminating its Developer Profile.

b.       Termination.

i.        For Convenience. Either party may terminate this Agreement at any time with or without cause on [***] written Notice to the other party.

ii.       For Material Breach. Each party may terminate this Agreement at any time, effective upon Notice of termination to the other party and without the need to resort to legal action, upon the other party’s material breach of this Agreement that remains unremedied for a period of fifteen (15) days after receipt of Notice of such material breach.

iii.       Immediate Termination. UPS has the right to terminate this Agreement immediately: (A) upon a breach by Developer of Sections 2 (UPS APIs), 3 (Distribution Conditions and Restrictions), 4 (Use of UPS Information), 5 (Testing, Audit, and Compliance), 8 (Confidentiality), 10 (Publicity and Third-Party Relations), 11 (General Compliance), 12(b) (Developer Representations and Warranties), or 17(e) (Assignment); (B) in the event of commencement of bankruptcy, corporate reorganization, or any other insolvency proceeding with respect to Developer; (C) in the event Developer has a receiver, administrator, administrative receiver, liquidator, or other similar officer appointed for whole or any part of its assets or business; or (D) in the event Developer is dissolved or passes a resolution for winding up or dissolution, or if a court makes an order to that effect.

iv.       Termination of Program Agreement. Unless otherwise agreed by the parties in writing, this Agreement shall immediately terminate upon the termination (for any reason) or expiration of the parties’ Program Agreement. Upon such termination, Developer’s use of the UPS Materials and UPS Access Services shall be governed by the then-current UPS API Access Agreement posted on the UPS Developer Portal.

c.       Suspension of Access. Without limiting any other rights or remedies, UPS has the right to limit, prohibit, or prevent access to any part of the UPS Systems at any time as UPS deems necessary in its sole discretion, including without limitation, to: (i) prevent access to the UPS Systems that is not in compliance with the terms and conditions of this Agreement; (ii) correct a material error in the UPS Systems; or (iii) comply with Applicable Law.

d.       Effect of Termination. Upon the termination of this Agreement for any reason whatsoever:

i.       all rights granted hereunder to use or make available the Interfaces (including any incorporated Software) or to exchange UPS Information with the UPS Systems will immediately terminate;

ii.       all rights granted hereunder to use the UPS Access Service will immediately terminate, and Developer shall cease all access to the UPS Systems; and

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iii.       Developer shall, within five (5) business days after such termination, (A) return to UPS all copies of the UPS Materials and all UPS Confidential Information and Trade Secrets, (B) delete all copies of such materials and any Security Elements stored on electronic media, and (C) certify in writing the deletion of same; and

iv.       notwithstanding the foregoing, Developer may retain UPS Shipping Information received prior to the termination of the Agreement, provided that it is used, stored, and deleted consistently with the requirements of Section 4 (Use of UPS Information).

e.       Shipper Contact. Developer acknowledges and agrees that UPS has the right within its sole discretion to notify Shippers of the termination or expiration of this Agreement and offer alternatives to receive UPS Shipping Services. In the event of any conflict between this provision and any provision of the Program Agreement handling the same subject matter of this Section 9(e) (Shipper Contact), the relevant provision of the Program Agreement shall prevail.

f.       No Compensation. Developer will not be entitled to any compensation from UPS as a result of the termination of this Agreement.

10.         Publicity and Third-Party Relations.

a.       Third-Party Relations. Upon UPS’s request at any time, except to the extent specifically prohibited by Applicable Law, Developer will provide UPS with information, including the names of all Shippers, Authorized Vendors, and Hosting Providers and their contact information, and copies of correspondence relating to complaints with regard to UPS, the UPS Materials, or the UPS Services. Developer represents and warrants that all Shippers, Authorized Vendors, and Hosting Providers are informed in accordance with Applicable Law of the possibility of the provision of such information to UPS and, to the extent required by Applicable Law, have consented to the same. Developer acknowledges that Shippers are both customers of UPS and Developer. As such, except as otherwise set forth in the Program Agreement (which shall prevail in the event of any conflict with this Section 10(a) (Third Party Relations)), nothing in this Agreement will prevent or limit UPS from contacting its customers in any way, including, without limitation, Shippers.

b.       Use of UPS Marks. Developer will comply at all times with the UPS Brand Guidelines (“UPS Brand Guidelines”), which can be found at https://brand.ups.com or its successor link, provided here for convenience only, in any use of marks owned by UPS (“UPS Marks”) in connection with the Applications and distribution of UPS Information permitted under this Agreement. Any authorization by UPS and the associated limited right to use the UPS Marks will extend only for the period of time and to the UPS Marks set forth in the authorization provided by UPS, but in no event longer than the Term, and may be terminated by UPS at any time upon written Notice.

c.       Publicity. Except as expressly provided in this Agreement or the Program Agreement, each party agrees that it will not, without prior written consent of the other party in each instance: (i) use in advertising, publicity or otherwise the name of the other party or any of its Affiliates, or any partner or employee of the other party or its Affiliates, or any trade name, trademark, trade dress, or simulation thereof owned by the other party or any of its Affiliates; or (ii) represent, directly or indirectly, that any product or any service provided by such party has been approved or endorsed by the other party or any of its Affiliates.

11.         General Compliance; Insurance.

a.       General Compliance. Without limiting any other restrictions set forth herein, Developer shall (i) use the UPS Materials only in strict compliance with Applicable Law and in a fashion that does not, in the sole judgment of UPS, negatively reflect on the goodwill or reputation of UPS; and (ii) take no actions which would cause UPS to be in violation of any Applicable Laws. Any access to or use of the UPS Materials or Security Elements that is inconsistent with the terms herein is unauthorized and strictly prohibited without the express prior written consent of UPS. Developer shall comply, to the extent applicable, with the United States Export Administration regulations, the International Traffic in Arms regulations and any regulation or licenses administered by the Department of Treasury’s Office of Foreign Assets Control in (x) its use of UPS Materials and the UPS Access Services hereunder, and (y) in making Applications available to any Shipper.

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b.       Insurance. During the Term, Developer will, at its sole expense, maintain adequate insurance to cover its obligations under the Agreement including, without limitation:

i.       workers compensation insurance as required by law of the state of hire, which policy must be endorsed to provide a waiver of subrogation in favor of United Parcel Service of America, Inc.;

ii.       employers liability insurance with a minimum limit of [***] ($[***]) each accident, [***] ($[***]) disease – policy limit, [***] ($[***]) disease – each Employee, or per statutory minimum limits if applicable;

iii.       commercial general liability insurance including products and completed operations coverage with a minimum limit of liability for personal injury, bodily injury, including death resulting therefrom, and property damage of [***] ($[***]) per occurrence and [***] ($[***]) in the aggregate, or [***]($[***]) if on a “Gateway”. This coverage is to be provided on an “occurrence form”. United Parcel Service of America, Inc. and its respective subsidiaries, affiliates, officers, directors, agents, partners, shareholders, and employees will be named as additional insureds under this policy, and Developer’s insurance will be deemed as primary and non-contributory;

iv.       privacy and network security/cyber insurance with minimum limit of [***] ($[***]) per claim/incident; [***] ($[***]) in the aggregate insuring against (i) loss or disclosure of confidential or personally identifiable information in hard copy or electronic form; (ii) loss of digital assets or data; (iii) data security breach; (iv) denial or loss of computer service and/or network outages, (v) transmission of malicious code to UPS or other third parties, (vi) failure to comply with applicable law or regulation, including consumer protection laws, regarding the collection, use or disposal of personal/consumer data. Such policy will provide coverage for actual or alleged errors and omissions arising out of the performance of or failure to perform all obligations of Developer under this Agreement, its agents and employees, including but not limited to claims, demands, damages, losses, or investigations resulting from or arising out of the services outlined in this Agreement;

v.       errors and omissions liability insurance on a claims-made basis with a minimum limit of [***]($[***]) per claim and [***] ($[***]) in the aggregate.

vi.       All of the above required coverages will be with insurance carriers that have a minimum A.M. Best rating of A-VII. All required policies of insurance must contain a provision mandating thirty (30) days advance written notice in the event of cancellation or material change in such policy. In the event that insurance limits required by this Section 11 are reduced by claims to a level below that required, Developer shall inform UPS and at its own expense, replenish such limits to the level required.

12.         Representations and Warranties.

a.       Mutual Representations and Warranties. Each party represents and warrants that it is validly existing and in good standing.

b.       Developer Representations and Warranties. Developer represents and warrants that:

i.       No Interfaces, Security Elements, or UPS Materials will be distributed to, accessed from, downloaded in, carried to, transshipped through, or exported to (A) a country or territory, or a Person who is a national or resident thereof, outside the Permitted Territory; or (B) any Person or organization on the United States Department of Treasury list of Specially Designated Nationals, or the United States Department of Commerce Denied Persons List or Entity List (as each may be amended from time to time);

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ii.       Developer is not headquartered or incorporated in, a national resident or government of, nor is its Developer Location, a country or territory outside the Permitted Territory;

iii.       Developer (A) has provided Shippers and Hosting Providers (including their authorized users) with all notice(s) required by Applicable Law, including, without limitation, all applicable Privacy Laws, such that UPS may process Personal Data provided to UPS as contemplated in accordance with applicable Privacy Laws and as set forth in the UPS Privacy Notice (which is available on ups.com, updated from time to time), and (B) to the extent required by Applicable Law, including without limitation, all applicable Privacy Laws, has collected their specific consent for each processing purpose, such as UPS marketing activities and notifications related to UPS Shipping Services;

iv.       Developer will ensure the Developer Representatives process any Personal Data received from UPS in compliance with Applicable Law;

v.       Developer Representatives have collected, processed, and disclosed all Personal Data provided to UPS in accordance with all Applicable Laws, and have the right and authority to provide such Personal Data to UPS for any lawful processing in accordance with the UPS Privacy Notice; and

vi.       Developer will not, and will ensure that Hosting Providers do not, make any representation or warranty for or on behalf of the UPS Group as to Applications, Interfaces, UPS Materials, UPS Shipping Services, or otherwise.

13.          Disclaimer of Warranties; No Assurances. UPS makes no assurances or representations to Developer in connection with any financial gain or other benefit that may result from the activities contemplated in this Agreement as regards Applications. THE UPS MATERIALS ARE PROVIDED “AS IS” AND IN THEIR PRESENT STATE AND CONDITION. NO WARRANTY, REPRESENTATION, CONDITION, UNDERTAKING OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, AVAILABILITY, DURABILITY, PERFORMANCE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE OF THE UPS MATERIALS OR OTHERWISE IS GIVEN OR ASSUMED BY UPS, ITS AFFILIATES, LICENSORS, AND SUPPLIERS OR THEIR AGENTS, AND ALL SUCH WARRANTIES, REPRESENTATIONS, CONDITIONS, UNDERTAKINGS, AND TERMS ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. UPS, ITS AFFILIATES, LICENSORS, AND SUPPLIERS MAKE NO WARRANTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE UPS MATERIALS. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND WITHOUT LIMITING DEVELOPER’S OBLIGATIONS HEREIN REGARDING THE SAME, DEVELOPER MAKES NO WARRANTY, REPRESENTATION, CONDITION, UNDERTAKING OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE INTERFACES OR ACCESS TO THE UPS ACCESS SERVICES. UPS AND ITS AFFILIATES, LICENSORS, AND SUPPLIERS DO NOT GUARANTEE CONTINUOUS, UNINTERRUPTED, OR SECURE ACCESS TO THE UPS SYSTEMS, AND ACCESS TO SUCH SYSTEMS MAY BE INTERFERED WITH BY NUMEROUS FACTORS, MANY OF WHICH MAY BE OUTSIDE OF UPS’S CONTROL; UPS, ITS AFFILIATES, LICENSORS, AND SUPPLIERS ARE NOT LIABLE FOR ANY CLAIMS OR DAMAGES OF ANY TYPE CAUSED BY SUCH INTERFERENCE. SOME JURISDICTIONS DO NOT ALLOW LIMITATIONS ON IMPLIED WARRANTIES, SO THE LIMITATIONS AND EXCLUSIONS IN THIS SECTION 13 MAY NOT APPLY TO DEVELOPER. THIS AGREEMENT GIVES DEVELOPER SPECIFIC LEGAL RIGHTS. DEVELOPER MAY ALSO HAVE OTHER RIGHTS, WHICH VARY FROM JURISDICTION TO JURISDICTION. DEVELOPER AND UPS AGREE AND ACKNOWLEDGE THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY AND WARRANTY PROVIDED IN THIS AGREEMENT ARE FAIR AND REASONABLE.

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14.          Limitation of Liability.

a.       NOTHING IN THIS AGREEMENT LIMITS OR EXCLUDES UPS’S LIABILITY FOR ANY ACT OR OMISSION, THE LIABILITY FOR WHICH MAY NOT BE LIMITED UNDER APPLICABLE LAW. SUBJECT TO THE FOREGOING, BUT NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THE UPS GROUP SHALL NOT BE LIABLE TO DEVELOPER OR ANY SHIPPER OR OTHER THIRD PARTY FOR ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE, INCIDENTAL, OR SPECIAL DAMAGES, LOSS OF PROFITS, SAVINGS, OR REVENUE, OR LOSS OF DATA ARISING OUT OF THIS AGREEMENT, DUE TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), DELICT, OR OTHERWISE, OR USE OF THE UPS MATERIALS OR THE SECURITY ELEMENTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH DAMAGES OR LOSSES OCCURRING. THIS LIMITATION OF LIABILITY SHALL BE APPLICABLE ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW IN THE EVENT OF PERSONAL INJURY OR DEATH CAUSED BY UPS. WITHOUT IN ANY WAY LIMITING THE GENERALITY OF SECTION 13 (DISCLAIMER OF WARRANTIES; NO ASSURANCES), EXCEPT FOR CLAIMS FOR INDEMNIFICATION HEREUNDER OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THE RECKLESSNESS OR WILLFUL MISCONDUCT OF UPS (“EXCLUDED CLAIMS”), IN NO EVENT SHALL THE UPS GROUP’S LIABILITY FOR ANY DAMAGES (DIRECT OR OTHERWISE), PENALTIES OR LOSS, REGARDLESS OF THE FORM OF ACTION OR CLAIM, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), DELICT OR OTHERWISE, EXCEED, IN THE AGGREGATE, ONE THOUSAND DOLLARS ($1,000 USD). DEVELOPER HEREBY WAIVES ANY CLAIM FOR DAMAGES, LOSSES, OR PENALTIES IN EXCESS OF ONE THOUSAND DOLLARS ($1,000) OF DEVELOPER OR ANY SUCH THIRD PARTY, OTHER THAN EXCLUDED CLAIMS.

b.       WITH RESPECT TO ANY EVENT THAT CONSTITUTES A BREACH OF CONTRACT OR TORT (INCLUDING NEGLIGENCE), DEVELOPER MAY SEEK DAMAGES SOLELY IN ACCORDANCE WITH THE LIMITATIONS SET FORTH IN SECTION 13 (DISCLAIMER OF WARRANTIES; NO ASSURANCES) AND THIS SECTION 14. ANY CLAIM NOT MADE BY DEVELOPER WITHIN SIX (6) MONTHS AFTER THE FIRST EVENT GIVING RISE TO SUCH CLAIM WILL BE DEEMED IRREVOCABLY WAIVED.

15.         Indemnification. Developer will, at Developer’s sole cost and expense, indemnify and hold harmless, and at UPS’s option defend, each of the UPS Indemnitees from and against any and all (i) losses or damages incurred directly or indirectly by, or (ii) actions, claims, or proceedings, initiated against, a UPS Indemnitee ((i) and (ii), “Claims”), that arise out of or relate to: (a) any license or authorization to use the Interfaces, Applications, Plug-In Solutions, or UPS Information; (b) any performance, non-performance, or malperformance issues related to the Interfaces, Plug-In Solutions, or Applications (excluding Claims based solely on the UPS Materials, but not excluding Claims based on the combination, operation, or use of the UPS Materials with anything other than UPS Materials), such as damages for the inability of any users to access the UPS Systems and manifest shipments with UPS; (c) any Claim that any Application, Plug-In Solution, or any portion or use thereof, or UPS’s authorized use of, Developer’s trademarks, service marks, names, or logos (excluding Claims based solely on the UPS Materials, but not excluding Claims based on the combination, operation, or use of the UPS Materials with non-UPS Materials) infringes or misappropriates the intellectual property rights of a third party or constitutes an act of unfair competition in violation of any Applicable Law; (d) any action or inaction (1) by Developer that constitutes, or (2) by a Developer Representative or Hosting Provider engaged by Developer that, if such action or inaction had been performed by Developer, would constitute, a breach of this Agreement or basis for indemnification hereunder; (e) use, processing, storage, or disclosure of UPS Information or Personal Data by Developer, Developer Representatives, an Application, Plug-In Solution, or Hosting Providers that is inconsistent with this Agreement or Applicable Law; or (f) any breach by Developer of its obligations under Sections 8 (Confidentiality) and 12 (Representations and Warranties) or Appendix 1 (Integration Requirements). UPS will, at its sole cost and expense, indemnify and hold harmless, and at Developer’s option defend, each of Developer and its officers, directors, owners, affiliates, parent company, agents, representatives, successors and assigns (the “Developer Indemnitees”) from and against any and all Claims alleging that the UPS Materials (alone and not in combination, operation, or use with anything other than UPS Materials) infringe or misappropriate such third-party’s intellectual property rights.

16.          Country-Specific Terms. Reserved.

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17.         General.

a.       Dispute Resolution. Except for the right of either party hereto to apply to a court of competent jurisdiction for an injunction or other interim or equitable relief or provisional remedies available under Applicable Law to preserve the status quo pending the selection and confirmation of the arbitrators, or to prevent irreparable harm related to Developer’s use of the UPS Materials, Interfaces, or Security Elements in breach of this Agreement, and to enforce the award of the arbitrators, any controversy or Claim arising out of or relating to this Agreement or the breach thereof, will be settled exclusively by binding arbitration administered by the American Arbitration Association’s International Centre for Dispute Resolution in New York City, New York, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby consent to such venue and waive and agree not to plead or claim that any such action or proceeding has been brought in an inconvenient forum. The award of the arbitrators will be final and binding, will be the sole and exclusive remedy between the parties regarding such dispute, and the parties explicitly waive request for review under Article V Section 1 of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards. Arbitration will be conducted by a panel of three members, one member selected by UPS, one member selected by Developer, and the third member, who will be chairman, selected by agreement between the other two members. The arbitrators will be attorneys with a background or training in technology law, computer science, or marketing of technology industry products. All arbitration proceedings will be conducted in the English language. Notwithstanding anything to the contrary in this Section 17(a), the arbitrator(s) appointed to resolve disputes may not award or rule on rescission, reformation, or other modification of this Agreement, or on issues of the ownership, validity, or registration of any intellectual property (including trademarks, service marks, trade names, proprietary information and know-how, and rights in content, materials, software and other technology) belonging to UPS or its Affiliates. The foregoing arbitration agreement between the parties and any questions regarding its validity and enforceability shall be exclusively governed by and construed in accordance with the laws of the State of New York, United States of America, exclusive of conflict or choice of law rules.

b.       Governing Law and Language. This Agreement shall be construed, governed, interpreted by, and applied in accordance with the laws of the State of New York, United States of America, excluding (i) its conflicts of laws principles; (ii) the United Nations Convention on Contracts for the International Sale of Goods; (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (iv) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. The parties declare that they have required that this Agreement and all documents related hereto, either present or future, be drawn up in the English language only. To the fullest extent permitted by Applicable Law and consistent with valid entry into a binding agreement, the controlling language of this Agreement is English, and the parties agree that any translation of this Agreement has been provided solely for convenience. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents y afferents (actuels ou futurs) soient rédigés en langue anglaise. Dans toute la mesure permise par la loi, toute traduction de cette convention ne crée aucun lien contractuel entre les parties et est fournie à des fins d’information seulement. To the fullest extent permitted by Applicable Law, all correspondence and communications between Developer and UPS under this Agreement will be in the English language.

c.       Waiver. UPS’s failure or delay to insist upon or enforce strict performance of any provision of this Agreement or right under law shall not be construed as a waiver of any provision or right, nor will it prevent or restrict the further exercise of the same right or provision.

d.       Survival. The following Sections, and any other Sections of this Agreement that by their terms or purpose should survive, shall survive the termination of this Agreement for any reason: Sections 1 (Definitions), 4 (Use of UPS Information), 5 (Testing, Audit, and Compliance), 6 (Ownership), 8 (Confidentiality), 9 (Term and Termination), 13 (Disclaimer of Warranties; No Assurances), 14 (Limitation of Liability), 15 (Indemnification), 16 (Country-Specific Terms), and 17 (General) will survive the termination or expiration of this Agreement for any reason.

e.       Assignment; Change of Control. Developer may not assign this Agreement or any of its rights or delegate any of its duties hereunder, by contract or operation of law, without UPS’s prior written consent, which consent may be withheld for any reason or no reason, and any attempt to do so by Developer shall be void. In the event of any assignment of this Agreement with UPS’s prior written consent, such assignment will be binding and inure to the benefit of each of the parties and their respective legal successors and permitted assigns. UPS may assign, delegate, or transfer all or any part of this Agreement or any rights hereunder without the need for any approval or consent from Developer.

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f.       Independent Parties; No Third-Party Beneficiaries. Nothing in this Agreement or elsewhere shall be construed to make the parties partners, joint venturers, representatives, or agents of each other, nor shall either party, directly, indirectly, in writing or otherwise, so represent to any third person. The parties hereunder are acting in performance of this Agreement as independent contractors engaged in the operation of their own respective businesses, and nothing in this Agreement creates a statutory distributor, dealer, or sales agent contract. Neither party may assume or create any responsibility or obligation on behalf of the other party. Except for members of the UPS Group, no third party will have any right to enforce any of the terms of this Agreement.

g.       Severability. If one or more provisions of this Agreement shall be held to be invalid or unenforceable, it is the parties’ intent that such provisions be replaced, reformed, or narrowed so that their original business purpose can be accomplished to the extent permitted by Applicable Law and that the remaining provisions of this Agreement shall not be affected thereby.

h.       Force Majeure. UPS shall not be liable or responsible for any delay or failure in performance if such delay or failure is due to causes beyond its reasonable control, including but not limited to, acts of God, work stoppages, orders of government agencies, or acts of war or terrorism.

i.       Remedies. Any remedies provided herein are non-exclusive, cumulative, and not in lieu of any other rights or remedies that may be available at law or in equity. Without limiting the generality of the foregoing, Developer agrees that UPS would have no adequate remedy at law available to it, and that monetary damages alone would not be an adequate remedy, for Developer’s breach or threatened breach of Sections 2(c) (Access Conditions), 3 (Distribution Conditions and Restrictions), 4 (Use of UPS Information), 5 (Testing, Audit, and Compliance), 6 (Ownership), 8 (Confidentiality), 10 (Publicity and Third-Party Relations), 11 (General Compliance), or 12(b) (Developer Representations and Warranties), and UPS therefore is entitled to specific performance or injunctive relief regarding the performance of Developer’s obligations under such Sections without any requirement of the posting of a bond, in addition to all other available remedies at law or in equity.

j.       Notices. Except as otherwise noted herein, all notices, demands, or other communications required or permitted to be given under this Agreement (“Notices”) shall be in writing and shall be given as follows: (i) personal delivery, deemed effective upon receipt; (ii) United Parcel Service next day delivery, if available, notice deemed effective one business day after dispatch; or (iii) certified mail (return receipt requested, postage prepaid), pre-paid registered mail, or other form of recorded delivery in the applicable jurisdiction, in any case, notice deemed effective on the tenth (10th) business day following posting. Such Notices to be provided by a party will be sent to the other party using the information set forth below, or other such physical address provided in writing by the receiving party to the notifying party. Each party will send a courtesy copy of any Notices to the email addresses set forth below. For the avoidance of doubt, Notices may not be provided by telephone.

If by UPS: to the address associated with Developer’s UPS Developer Profile.

If by Developer: to UPS Digital, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, attention: UPS Legal Department, with a copy to UPS Legal, 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, or such other address as changed through thirty (30) days’ prior written Notice to Developer. All such Notices shall reference this Agreement and shall include a copy to UPS’s Legal Department at the UPS address set forth above.

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k.       Entire Agreement; Construction, Headings. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements. Each party hereto represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Agreement with counsel of its choice prior to execution, has been afforded a reasonable time to do so, and that it is freely and voluntarily signing this Agreement in exchange for the benefits provided herein. The headings in this Agreement and in any exhibits attached hereto are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision.

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APPENDIX 1

Integration Requirements

The requirements set forth herein are specific to Developers who have executed a Program Agreement. The requirements set forth under Section I (General Integration Requirements) apply to all Developers who have an executed Program Agreement.

1.	Program Registration. Developer will design the Application to direct each Shipper attempting to register as a Program Shipper (i) to link a pre-existing UPS Shipper Number; or (ii) if such proposed Program Shipper has no pre-existing UPS Shipper Number, to sign up for a new UPS Shipper Number at a UPS-designated landing page. To become a Program Shipper, Developer must ensure that (a) the UPS Shipper Number provided by such Program Shipper in accordance with the process described in the preceding sentence is assigned to such proposed Program Shipper’s account within the corresponding Application(s), and (b) the proposed Program Shipper has completed the Rate Acknowledgement Process.

2.	Program Shipper Services and Billing Documentation. Developer will design the Application to make available (in a format approved by UPS) to each Program Shipper or set of Program Shippers, as advised by UPS, certain documentation provided by UPS relating to each such Shipper’s use of the Program Shipping Services as may be required under Applicable Law (as determined by UPS in is reasonable discretion). As stated in Section I.1.a above, Program Shippers are UPS customers in addition to Developer customers, and the foregoing requirements pertain to UPS’s legal obligations as relates such Program Shippers under Applicable Law.

3.	UPS Terms and UPS Rate Acknowledgement Process.

a.	UPS Terms. UPS provides UPS Shipping Services to Shippers (including Program Shippers) subject to and as further described in (i) the applicable UPS Rate and Service Guides; (ii) the UPS Tariff/Terms and Conditions of Service published in the shipment origin country at the time of shipping (“UPS Tariff”), (iii) the UPS Privacy Notice, (iv) the condition that Program Shippers do not ship items on the applicable UPS List of Prohibited and Restricted Items for Shipping without an express written contract, and (v) any other terms and conditions required by UPS and corresponding to UPS Program Shipping Services ((i)-(iv) collectively the “UPS Terms”) all of which UPS may periodically update in its sole discretion. For clarity, the provision of UPS Shipping Services (including Program Shipping Services) to Shippers (including Program Shippers) denotes a direct contractual relationship between UPS and the Shippers, who are UPS customers in addition to Developer customers. UPS is responsible for obtaining each Program Shipper’s assent to the UPS Terms, and Developer shall abide by all such UPS Terms in the provision of its own services to such Program Shippers as relates to Program Shipments.

b.	UPS Rate Acknowledgement Process. Prior to making any UPS Shipping Services or shipping labels available for use by any Shippers, Developer shall present to and obtain the affirmative acceptance of each such Shipper to the rate acknowledgement set forth in Section I(1)(c) below (the “Rate Acknowledgement”) in a manner approved by UPS in writing (such process the “Rate Acknowledgement Process”). In the event a Shipper does not affirmatively accept the Rate Acknowledgement via the Rate Acknowledgement Process as provided for herein, Developer shall prohibit such Shipper from utilizing the Program Shipping Services through all Plug-In Solutions or Applications. Developer shall maintain records of the UPS Rate Acknowledgement Process documenting each UPS Rate Acknowledgement Process implemented throughout the Term and corresponding timeframes for the same (including all impacted user interface screens and functionality, e.g., documenting that a Shipper cannot proceed to manifest UPS shipments without clicking a mandatory checkbox). At the request of UPS, Developer will make available (i) the records described in the preceding sentence, and (ii) a custodian of records to testify, at UPS’s expense, to a Shipper’s assent to the UPS Rate Acknowledgement and the UPS Rate Acknowledgement Process in the Application using all available information, including, without limitation, the information collected by Developer pursuant to the preceding sentence.

APPENDIX 1 - 1

c.	Rate Acknowledgement. Prior to making any Program Shipping Services or shipping labels available for use by any Application Shippers, Developer shall present to and obtain the affirmative acceptance of each such Shipper to the following disclaimer in accordance with the UPS Rate Acknowledgement Process:

“I acknowledge and agree that all UPS shipping transportation services (and those provided by and its affiliates and business partners) ordered by my organization through PeriShip (“PeriShip Shipments”) use my organization’s UPS shipping account (“Company Account”) for identification purposes. I understand that the rates and services made available under my Company Account will not apply to any PeriShip Shipments. All charges incurred for PeriShip Shipments will be billed by UPS to PeriShip and charged to my organization by PeriShip pursuant to my organization’s agreement with PeriShip. All claims related to PeriShip Shipments (including, without limitation, for loss or damage) remain subject to the terms and conditions governing my Company Account, including without limitation, the UPS Tariff/Terms and Conditions of Service.”

4.	UPS Shipping Services and Requests. Developer shall not permit any Person that is not a Program Shipper to manifest Program Shipments with UPS through an Application or Plug-In Solution. Without limiting any other requirements set forth in this Agreement, Developer will ensure each Application and Plug-In Solution associates API Requests from Program Shippers (i) with the corresponding UPS Shipper Number provided by such Program Shipper as the “Shipper of Record” and, (i) where applicable, with an appropriate Developer Shipper Number as the “third-party bill” or “bill-to” field.

5.	Timeline; Commercial Production: Developer will use commercially reasonable efforts to do the following by a date agreed in writing by the parties: (a) complete the testing and approval process set forth in Section 5 of the Agreement (Testing; Audit and Compliance); and (b) after the completion of (a), make registration in the UPS Digital Channel Program available to Shippers in commercial production.

6.	No Distributed Interfaces. Consistent with Section 3(c) (No Engines or Private Labeling) of the Agreement, Developer shall not distribute or make available any Interface or Application as an Engine or other stand-alone product, service, or tool, including, without limitation, as part of an SDK or other distributed software package, or a hosted tool or service. Interfaces may only be accessed by Shippers as part of or through an Application in accordance with the requirements of this Agreement and the Program Agreement (e.g., not as a module, Engine or together with any third-party modules or Engines) unless agreed to in writing by UPS in each instance.

7.	Additional APIs.

a.	The following UPS APIs (and related terms) are moved from the “Subscription APIs” Section of Exhibit A to the “Required APIs” Section of Exhibit A: UPS Shipping API and UPS Rating API.

8.	Onboarding Configuration. Developer will configure the steps and processes for onboarding Program Shippers into the UPS Digital Channel Program, including the UPS Rate Acknowledgement Process, in accordance with the screen flow attached as Appendix 1-A (“Program Onboarding Configuration”) or as otherwise agreed to in writing by the parties. Until each Shipper has completed Program Registration, Developer shall include promotional language encouraging the Shipper to complete Program Registration on the Application screens where Shippers (i) manage shipping and carrier settings, and (ii) view and purchase shipping rates and labels, respectively.

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9.	Additional Requirements. Without in any way limiting the requirements set forth in this Agreement or the Technical Documentation, Developer shall ensure that all Program Shippers must periodically re-authenticate such Program Shipper’s identity in connection with such Program Shipper’s access and use of the Program Shipping Services in accordance with the Technical Documentation or at other commercially reasonable intervals.

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APPENDIX 1 - 3

APPENDIX 1-A

PROGRAM ONBOARDING CONFIGURATION

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EXHIBIT A

UPS® APIs, SOFTWARE, AND ADDITIONAL TERMS & CONDITIONS

EXHIBIT A - 1

EXHIBIT B

[RESERVED]

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EXHIBIT B - 1

EXHIBIT C

[RESERVED]

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EXHIBIT D

Authorized Vendors and Authorized Vendor Products

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